UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 15th Floor, New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 30, 2013, Vringo, Inc. (the “Company”) issued a press release announcing that its wholly-owned subsidiary I/P Engine, Inc. (“I/P Engine”) has entered into a Settlement and License Agreement with Microsoft Corporation (“Microsoft”) to resolve patent litigation that was pending in the U.S. District Court for the Southern District of New York (I/P Engine, Inc. v. Microsoft Corporation, Case No. 1:13-cv-00688 (SDNY)). Pursuant to the Settlement and License Agreement, Microsoft agreed to pay I/P Engine $1 million within fifteen (15) business days, plus five percent (5%) of any amounts Google pays for use of the patents I/P Engine acquired from Lycos. The parties also agreed to a limitation on Microsoft's total liability, which would not impact the Company unless the amounts received from Google substantially exceed the judgment previously awarded. In addition, the companies entered into a Patent Assignment Agreement, pursuant to which Microsoft will assign six patents to I/P Engine. The assigned patents relate to telecommunications, data management, and other technology areas.

A copy of the press release announcing the entry into the Settlement Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
99.1	Press Release, dated May 30, 2013, announcing the entry into a Settlement and License Agreement with Microsoft Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Dated: May 30, 2013	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer